Exhibit 5.1

February 25, 2011

Strategic Hotels & Resorts, Inc.

200 West Madison Street, Suite 1700

Chicago, Illinois 60606

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Strategic Hotels & Resorts, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the registration by the Company of securities (collectively, the “Securities”) consisting of: (i) shares of common stock, par value $.01 per share (the “Common Stock”), of the Company, including associated preferred stock purchase rights (the “Rights”) to purchase one one-thousandth of a share of Series D Junior Participating Preferred Stock, par value $.01 per share, of the Company, the terms of which are set forth in a Rights Agreement, dated as of November 14, 2008 and as amended by the Amendment No. 1 to Rights Agreement, dated as of November 24, 2009, between the Company and Mellon Investor Services LLC, as rights agent (collectively, the “Rights Agreement”); (ii) shares of preferred stock, par value $.01 per share (the “Preferred Stock”), of the Company; (iii) depositary shares (the “Depositary Shares”) of the Company, each representing a fraction of a share of Preferred Stock; (iv) debt securities (the “Debt Securities”) of the Company; (v) warrants (“Warrants”) to purchase Debt Securities, Depositary Shares or shares of Common Stock or Preferred Stock; (vi) subscription rights (“Subscription Rights”) to purchase Debt Securities, Depositary Shares or shares of Common Stock or Preferred Stock; (vii) guarantees (“Guarantees”) of trust preferred securities to be issued by BEE Financing Trust I, BEE Financing Trust II and BEE Financing Trust III (collectively, the “Subsidiary Trusts”); and (viii) units that include any of the Securities (“Units”), each covered by the Registration Statement on Form S-3, and all amendments thereto, as filed with the United States Securities and Exchange Commission (the “Commission”) by the Company on or about the date hereof under the Securities Act of 1933, as amended (the “1933 Act”) (the “Registration Statement”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the related form of prospectus included therein in the form in which it was filed with the Commission under the 1933 Act;

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February 25, 2011

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Bylaws of the Company (the “Bylaws”), certified as of a recent date by an officer of the Company;

4. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”), relating to the registration of the Securities under the 1933 Act, certified as of a recent date by an officer of the Company;

5. The Rights Agreement;

6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

7. A certificate executed by an officer of the Company, dated as of the date hereof; and

8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information

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February 25, 2011

contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. Upon the issuance of any (i) shares of Common Stock, (ii) shares of Common Stock which may be issued upon conversion of any shares of Preferred Stock into Common Stock, (iii) shares of Common Stock which may be issued upon conversion or exchange of any Debt Securities into Common Stock, or (iv) shares of Common Stock which may be issued as part of a Unit or upon the exercise of any of the Warrants or Subscription Rights (together, the “Common Securities”), the total number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common Stock the Company is then authorized to issue under the Charter.

6. Upon the issuance of any (i) shares of Preferred Stock, (ii) shares of Preferred Stock which may be issued upon conversion of any shares of Preferred Stock of another class or series, (iii) shares of Preferred Stock which may be issued to underlie any Depositary Shares, (iv) shares of Preferred Stock which may be issued upon conversion or exchange of any Debt Securities into Preferred Stock, or (v) shares of Preferred Stock which may be issued as part of a Unit or upon the exercise of any of the Warrants or Subscription Rights (together, the “Preferred Securities”), the total number of shares of Preferred Stock and the number of shares of any class or series of Preferred Stock issued and outstanding will not exceed the number of shares of Preferred Stock or the number of shares of any class or series of Preferred Stock the Company is then authorized to issue under the Charter.

7. Any Securities convertible into or exercisable for any other Securities will be duly converted or exercised in accordance with their terms.

8. Any trust preferred securities guaranteed by the Company pursuant to the Guarantees will be duly authorized and validly issued by the Subsidiary Trusts.

9. The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws, the Registration Statement and the Resolutions and, with respect to shares of Preferred Stock, Articles Supplementary setting forth the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company will be filed with and accepted for record by the SDAT prior to their issuance (such approvals and, if applicable, acceptance for record, referred to herein as the “Corporate Proceedings”).

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February 25, 2011

10. None of the Securities will be issued, sold or transferred in violation of Article VII of the Charter or any comparable provision in the Articles Supplementary creating any class or series of Preferred Stock.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. Upon the completion of all Corporate Proceedings relating to the Common Securities, the Common Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable. The Rights have been duly authorized and, when issued in accordance with the Charter, the Resolutions and the Rights Agreement, will be validly issued.

3. Upon the completion of all Corporate Proceedings relating to the Preferred Securities, the Preferred Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

4. Upon the completion of all Corporate Proceedings relating to the Securities that are Depositary Shares, the Depositary Shares will be duly authorized for issuance.

5. Upon the completion of all Corporate Proceedings relating to the Debt Securities, the Debt Securities will be duly authorized for issuance.

6. Upon the completion of all Corporate Proceedings relating to the Warrants, the Warrants will be duly authorized for issuance.

7. Upon the completion of all Corporate Proceedings relating to the Subscription Rights, the Subscription Rights will be duly authorized for issuance.

8. Upon the completion of all Corporate Proceedings relating to the Guarantees, the issuance of the Guarantees will be duly authorized.

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February 25, 2011

9. Upon the completion of all Corporate Proceedings relating to the Units, including all Corporate Proceedings relating to the Securities sold together as Units, the Units will be duly authorized for issuance.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP